Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

January 21, 2021

Southeastern Grocers, Inc.

8928 Prominence Parkway, #200

Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as counsel to Southeastern Grocers, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-249554 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the sale by the parties listed as selling stockholders (the “Selling Stockholders”) in the Registration Statement of the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company specified in the Registration Statement (together with any additional shares of Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) under the Act, the “Shares”). The Shares are to be sold by the Selling Stockholders pursuant to an underwriting agreement among the Company, the Selling Stockholders and the underwriters named therein, the form of which filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company as currently in effect, filed as Exhibit 3.1 to the Registration Statement; (ii) the Bylaws of the Company as currently in effect, filed as Exhibit 3.4 to the Registration Statement; (iii) the form of Certificate of Amendment to the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iv) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.5 to the Registration Statement; (v) the form of Amended and Restated Bylaws of the Company to be in effect at the time of the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.6 to the Registration Statement;; (vi) the form of the Certificate of Common Stock of the Company, filed as Exhibit 4.1 to the Registration Statement; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed that the Certificate of Amendment to the Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Certificate of Amendment to the Certificate of Incorporation reviewed by us, the Amended and Restated Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will be substantially identical to the form of the Amended and Restated Certificate of Incorporation reviewed by us, the form of the Amended and Restated Bylaws that will be in effect at the time of the consummation of the initial public offering contemplated by the Registration Statement will be substantially identical to the form of the Amended and Restated Bylaws reviewed by us, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Act with respect to the Shares and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP